Exhibit 10.1
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                          EXECUTIVE EMPLOYEE AGREEMENT
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To:  Glenn E. Deegan                             Date:  December 17, 2004
     27 Allerton Road
     Milton, MA 02186

     The undersigned, MacroChem Corporation, a Delaware corporation (the "Company"), hereby agrees with you as follows:

     1. POSITION AND RESPONSIBILITIES.

        1.1 You shall continue to serve as Vice President and General Counsel of the Company (or in such other executive capacity as shall be designated by the Company) and shall perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall designate are appropriate and necessary in connection with such employment.

        1.2 You will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such executive duties as may be assigned to you by the Company from time to time.

        1.3 You will duly, punctually and faithfully perform and observe any and all reasonable rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

     2. TERM OF EMPLOYMENT.

        2.1 Subject to the provisions hereof, specifically including, without limitation, Section 2.2, the term of your employment shall be indefinite.

        2.2 The Company shall have the right to terminate your employment at any time under this Agreement in any of the following ways:

        (a) on thirty (30) days prior written notice to you upon your disability (disability shall be defined as your inability to perform duties under this Agreement for an aggregate of sixty (60) days, which need not be consecutive, out of any one hundred twenty (120) day period due to mental or physical disability or incapacity); you shall be provided benefits under the Company's workers compensation and disability insurance policies, to the extent and upon the terms and conditions of such plans that are in effect at the time;

        (b) immediately without prior notice to you by the Company for "Cause", as hereinafter defined, provided however, that prior to any such termination for Cause, you have had a reasonable opportunity to be heard thereon; or



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        (c) at any time without Cause, provided the Company shall be obligated to pay to you severance benefits after such termination, currently in an amount equal to twelve (12) months' Base Salary plus benefits provided by the Company to you at the time of such termination for such period, in accordance with the Severance Agreement between you and the Company dated as of October 25, 2002 (the "Severance Agreement") and the Amendment to Severance Agreement dated as of December 17, 2004 (the "Amendment to Severance Agreement") and any subsequent amendments.

        2.3 You shall have the right to terminate your employment hereunder for any reason, upon not less than four (4) weeks' prior written notice to the Company. The Company reserves the right to waive the notice period, or any portion thereof.

        2.4 "Cause" for the purpose of Section 2 of this Agreement shall include: (a) willful malfeasance or gross negligence in the performance of your duties, resulting in harm to the Company, (b) fraud or dishonesty by you with respect to the Company, or (c) your conviction for a criminal offense carrying a potential sentence of more than twelve months in jail.

        2.5 If your employment is terminated because of your death, all obligations of the Company hereunder shall cease, except with respect to amounts and obligations accrued to you, including accrued vacation pay, insurance, vested stock options, and out-of-pocket expenses, through the last day of the month during which your death has occurred.

     3. COMPENSATION. You shall receive the compensation and benefits set forth on Exhibit A hereto ("Compensation and Benefits") for all services to be rendered by you hereunder and for your transfer of property rights if any, pursuant to an agreement relating to proprietary information and inventions of even date herewith attached hereto as Exhibit B between you and the Company (the "Confidential Information, Inventions and Noncompetition Agreement").

     4. CONFIDENTIAL INFORMATION, INVENTIONS AND NONCOMPETITION. You agree to execute, deliver and be bound by the provisions of the Confidential Information, Inventions and Noncompetition Agreement attached hereto as Exhibit B.

     5. REMEDIES. Your obligations under the Confidential Information, Inventions and Noncompetition Agreement and the provisions of Sections 5 and 6 of this Agreement (as modified by Section 7, if applicable) shall survive the expiration or termination of your employment with the Company in accordance with the terms thereof. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Confidential Information, Inventions and Noncompetition Agreement would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

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     6. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law or by a further written agreement by the parties hereto.

     7. INTERPRETATION. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any provision shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

     8. NOTICES. Any notice which the Company is required to or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or five (5) days after the date of mailing any notice under this Section 8 shall be deemed to be the date of delivery thereof.

     9. WAIVERS. No waiver of any right under this Agreement shall be deemed effective unless contained in writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     10. COUNSEL. You acknowledge that you have had the opportunity to read this Agreement in its entirety and to obtain the advice of counsel regarding its terms and conditions.

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     11. COMPLETE AGREEMENT; AMENDMENTS. The foregoing, including Exhibits A and
B attached hereto, together with the Severance Agreement and the Amendment to Severance Agreement, represents the entire agreement of the parties with respect to the subject matter hereof, superseding any other previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Notwithstanding anything herein to the contrary, this Agreement shall have no affect on the terms of the Severance Agreement and the Amendment to Severance Agreement which shall remain in full force and effect. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto.

     12. HEADINGS. The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof, and shall not be deemed to constitute a part hereof or to affect the meaning of this Agreement in any way.

     13. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its conflict of law principles.






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     If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Confidential Information, Inventions and Noncompetition Agreement, whereupon both Agreements shall become binding in accordance with their terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

                                                  Very truly yours,

                                                  MACROCHEM CORPORATION,
                                                  a Delaware corporation

                                                  By:/s/Robert J. DeLuccia
                                                    ---------------------------
                                                     Robert J. DeLuccia
                                                     President & C.E.O.


Read, Accepted and Agreed:

/s/Glenn E. Deegan
----------------------
Glenn E. Deegan



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                                                                      EXHIBIT A

                            COMPENSATION AND BENEFITS
                               OF GLENN E. DEEGAN


COMPENSATION. Your current Base Salary shall be $180,000 per year, less applicable deductions, payable in accordance with the Company's payroll policies. Your Base Salary shall be reviewed and adjusted from time to time by the Company. You will be eligible to participate in the executive compensation plan maintained by the Company from time to time subject to plan terms and generally applicable Company policies.

VACATION. You will be entitled to all state statutory holidays, and four (4) weeks paid vacation for the first year of employment which will accrue at a rate of 13.33 hours per month. Thereafter, any additional vacation time, over and above the vacation time already referred to herein shall be determined by the Company.

INSURANCE AND BENEFITS. During your employment, you will be eligible to participate in the benefits plans made available by the Company from time to time, subject to plan terms and generally applicable Company policies. Currently, Company benefits include medical insurance, dental insurance, life insurance, and short and long-term disability insurance. The Company currently pays 75% of the premiums for medical and dental insurance and 100% of the premiums for life, short and long-term disability insurance. You will also be able to participate in the Company's 401(k) and deferred compensation plans.

SICK DAYS AND EXCUSED ABSENCE DAYS. You will be entitled to compensation for sick days and excused absence days in accordance with Company policy.

STOCK OPTIONS. You have been granted stock options to purchase shares of the Common Stock of the Company, $.01 par value per share. Future stock options may be granted by the Company based in part on your performance.



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                                                                       EXHIBIT B

        CONFIDENTIAL INFORMATION, INVENTIONS AND NONCOMPETITION AGREEMENT

    To:  MacroChem Corporation                      Date:  December 17, 2004
         110 Hartwell Avenue
         Lexington, Massachusetts 02421-3134


     I, the undersigned, acknowledge the importance to MacroChem Corporation (the "Company") of protecting its confidential information and other legitimate interests, including without limitation the valuable confidential information and goodwill that it has developed or acquired. I also acknowledge the Company's practice of obtaining agreements such as this from its employees. Therefore, in consideration of my initial or ongoing employment with the Company and in consideration of my being granted access to trade secrets and other confidential information of the Company and for other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge:

     1. I agree that all Confidential Information, as defined below, which I create or to which I have access as a result of my employment and other associations with the Company is and shall remain the sole and exclusive property of the Company. I agree that, except as required for the proper performance of my regular duties for the Company I will never, directly or indirectly, use or disclose any Confidential Information. I understand and agree that this restriction shall continue to apply after the termination of my employment or this Agreement, howsoever caused. Further, I agree to provide prompt notice to the Company of any required disclosure of Confidential Information sought pursuant to subpoena, court order or any other legal requirement and to provide the Company a reasonable opportunity to seek protection of the Confidential Information prior to any such disclosure.

     2.   I agree that all documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company and any copies (including without limitation electronic), in whole or in part, thereof (the "Documents" and each individually, a "Document"), whether or not prepared by me, shall be the sole and exclusive property of the Company. Except as required for the proper performance of my regular duties for the Company or as expressly authorized in writing in advance by the Board or its designee, I will not copy any Documents or remove any Documents, or copies, from the premises of the Company. I will safeguard, and return to the Company immediately upon termination of my employment, and at such other times as may be specified by the Company, all Documents and all other property of the Company, and all documents, records and files of their customers, subcontractors and suppliers ("Third-Party Documents" and each individually a "Third-Party Document") and all other property of such customers, subcontractors and suppliers, then in my possession or control; provided, however, that, if a Document or Third-Party Document is on electronic media, I may, in lieu of surrender of the Document or Third-Party Document, provide a copy on electronic media (e.g., a properly formatted diskette) to the Company and delete and overwrite all other electronic media copies thereof. I also agree that, upon request of any duly authorized officer of the Company, I will disclose all passwords necessary or desirable to enable the Company to obtain access to the Documents and Third-Party Documents.
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     3.   I shall maintain accurate and complete contemporaneous records of, and shall immediately and fully disclose and deliver to the Company, all Intellectual Property, as defined below. I have attached hereto as SCHEDULE A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company, which belong to me and which are not assigned to the Company hereunder (collectively referred to as "Prior Inventions") and, if no such list is attached, I represent and warrant that there are no such Prior Inventions. If, in the course of my employment with the Company, I incorporate into any of the Intellectual Property any Prior Inventions or any other invention, improvement, development, concept, discovery or other proprietary information owned by me or in which I have an interest (collectively, including Prior Inventions, "Employee Inventions"), I hereby grant the Company an irrevocable, worldwide, fully paid-up, royalty-free, non-exclusive license, with the right to sublicense through multiple tiers, to make, use, sell, improve, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based upon, and otherwise exploit or utilize in any manner the Intellectual Property. All copyrightable works that I create, including without limitation computer programs and documentation, shall be considered "work made for hire" and shall, upon creation, be owned exclusively by the Company.

     4. I hereby assign and agree in the future to assign to the Company (or as otherwise directed by the Company) my full right, title and interest in and to all Intellectual Property. I agree to provide, at the Company's request, all further cooperation which the Company determines is necessary or desirable to accomplish the complete transfer of the Intellectual Property and all associated rights to the Company, its successors, assigns and nominees, and to ensure the Company the full enjoyment of the Intellectual Property including without limitation executing further applications both domestic and foreign, specifications, oaths, assignments, consents, releases, government communications and other commercially reasonable documentation, responding to corporate diligence inquiries, and providing good faith testimony by affidavit, declaration, deposition, in-person or other proper means, in support of any effort by the Company to establish, perfect, defend, or otherwise enjoy, in this or any foreign country, its rights acquired pursuant to this Agreement through prosecution of governmental filings, regulatory proceedings, litigation or other means.

     5. To the extent I cannot transfer and assign my entire right, title, and interest to the Intellectual Property, or any portion thereof, then I will assign and transfer all right, title, and interest in and to the Intellectual Property to the Company at the first opportunity to do so. To the extent that I cannot assign and transfer any of my full right, title, and interest in the Intellectual Property then I hereby grant the Company an irrevocable, worldwide, fully paid-up, royalty-free, exclusive license, with the right to sublicense through


                                      -B2-
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          multiple tiers, to make, use, sell, improve, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based upon, and otherwise exploit or utilize in any manner the Intellectual Property. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature for any of the assignments, licenses, or other reasonably requested documents pertaining to the Intellectual Property referenced in Paragraphs 4 through 7 hereof within ten (10) business days of delivery of said documents to me, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file said documents and to do all other lawfully permitted acts to further the perfection, defense, and enjoyment of the Company's rights relating to the Intellectual Property with the same legal force and effect as if executed by me. I stipulate and agree that such appointment is a right coupled with an interest and will survive my incapacity or unavailability at any future time.

     6. I further agree that I will assign, deliver and communicate to the Company, its representatives or agents or their successors and assigns, any know-how, facts and materials arising from or relating to said Intellectual Property including without limitation: (i) all simulations, prototypes, and other embodiments of the Intellectual Property; (ii) all drawings, blueprints, calculations, research plans and results, lab notes, workbooks and other records and written materials that relate to the Intellectual Property or that embody or record any know-how pertaining to the Intellectual Property; (iii) all files, documents and communications pertaining to the Intellectual Property; and (iv) evidence for interference purposes or for other legal proceedings whenever requested. I will not charge the Company, successors, or assigns for time spent in complying with these obligations under Paragraphs 3 through 6 of this Agreement.

     7. I hereby represent and warrant that all of the product resulting from my work for the Company will be original and will not infringe the rights of any third party, including without limitation intellectual property rights, such as rights pertaining to patents, trademarks, copyrights and trade secrets.

     8. I agree that I will not, and will not permit anyone acting on my behalf to, assert against the Company, its directors, shareholders, officers, managers, members, general or limited partners, joint venturers, employees, representatives or agents (collectively, with the Company, the "Corporate Group") any cause of action, right or claim, of any kind or nature, with respect to the Intellectual Property or any Employee Inventions, including without limitation Employee Inventions incorporated into the Intellectual Property, and I agree to indemnify and hold harmless the Corporate Group, and each of them, from any and all causes of action, rights or claims, of any kind or nature, losses and damages and costs and expenses, including without limitation attorneys' fees, and any and all other liabilities incurred by any of the Corporate Group arising from or relating to proprietary rights in the Employee Inventions, or any of them, or resulting from my failure to meet any of my obligations under any of Paragraphs 3 through 7 of this Agreement or under this Paragraph 8.


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     9.   I agree that, during my employment and during the two (2) year period immediately following termination of my employment, I will not, directly or indirectly, compete, or undertake any planning to compete, with the Company, anywhere in the world, whether as an owner, partner, investor, consultant, employee or otherwise. Specifically, but without limiting the foregoing, I agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of the Company for which I have provided services, as conducted or in planning during my employment. I understand that the foregoing shall not prevent my passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.

     10. I acknowledge and agree that any and all goodwill which I develop during my employment with any of the customers, prospective customers, subcontractors or suppliers of the Company shall be the sole, exclusive and permanent property of the Company and shall continue to be such after termination of my employment, howsoever caused.

     11. I agree that, during my employment and during the two (2) year period immediately following termination of my employment, I will not directly or indirectly (a) solicit or encourage any customer of the Company to terminate or diminish its relationship with it; or (b) seek to persuade any such customer or prospective customer of the Company to conduct with anyone else any business or activity which such customer or prospective customer conducts or could conduct with the Company; provided that these restrictions shall apply (y) only with respect to those Persons who are or have been a customer of the Company at any time within the immediately preceding two year period or whose business has been solicited on behalf of the Company by any of their officers, employees or agents within said two year period, other than by form letter, blanket mailing or published advertisement, and (z) only if I have performed work for such Person during my employment with the Company or been introduced to, or otherwise had contact with, such Person as a result of my employment or other associations with the Company or have had access to Confidential Information which would assist in my solicitation of such Person.

     12. I agree that during my employment and for the two (2) year period immediately following termination of my employment, I will not, and will not assist anyone else to, (a) hire or solicit for hiring any employee of the Company or seek to persuade any employee of the Company to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company to terminate or diminish its relationship with it. For the purposes of this Agreement, an "employee" of the Company is any person who was such at any time within the preceding two years.

     13. Except for any outside employments and directorships currently held by me as listed on Schedule B hereto, and except with the prior written consent of the Company, which consent will not be unreasonably withheld, I will not, during my employment by the Company, undertake or engage in any other employment, occupation or business enterprise,


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          other than one in which I am an inactive investor, that would interfere with my obligations to the Company. I hereby agree, that except as disclosed on Schedule B hereto, during my employment by the Company, I will not, directly or indirectly, engage (a) individually,
          (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than two percent (2%) interest in any firm, corporation, partnership, trust, association, or other organization that is engaged in any business that is competitive with the business of the Company as conducted or in planning during my employment (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"), without the consent of the Company, which consent will not be unreasonably withheld. Except as may be shown on Schedule B hereto, I hereby represent that I am not engaged in any of the foregoing capacities (a) through (i) in any Prohibited Enterprise.

     14. In signing this Agreement, I give the Company assurance that I have carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on me under this Agreement. I agree without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company; that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints will not prevent me from obtaining other suitable employment during the period in which I am bound by these restraints. I agree that I will never assert, or permit to be asserted on my behalf, in any forum, any position contrary to the foregoing. I also acknowledge and agree that, were I to breach any of the provisions of this Agreement, the harm to the Company would be irreparable. I therefore agree that in the event of such a breach or threatened breach the Company shall, in addition to any other remedies available to them, have the right to obtain preliminary and permanent injunctive relief against any such breach without having to post bond. I further agree that, in the event that any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     15. In the event of any alleged breach of this Agreement, I hereby consent and submit to the jurisdiction of the federal and state courts in and of the Commonwealth of Massachusetts and of the federal and state courts in and of the state in which I am then employed. I agree to accept service of process by registered or certified mail or the equivalent directed to my last known address on the books of the Company or by whatever other means are permitted by such court.

16. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this paragraph and as provided elsewhere in this Agreement. For purposes of this Agreement, the following definitions apply:


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          "Confidential Information" means any and all information of the
          Company that is not generally known by others with whom it competes or does business, or with whom it plans to compete or do business, and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company, would assist in competition against them, including but not limited to (a) all proprietary information of the Company, including but not limited to the products and services, technical data, methods, processes, trade secrets, know-how, developments, inventions, and formulae of the Company, (b) the development, research, testing, marketing and financial activities and strategic plans of the Company, (c) the manner in which it operates, (d) its costs, sources of supply and financial performance,
          (e) the identity and special needs of the customers, prospective customers and subcontractors of the Company, (f) the people and organizations with whom the Company has business relationships and those relationships. Confidential Information also includes any information that the Company may receive or has received from customers, subcontractors, suppliers or others, with any understanding, express or implied, that the information would not be disclosed.

          "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by me (whether alone or with others and whether or not during normal business hours or on or off Company premises) during my employment that relate in any way to the business, products or services of the Company or to any prospective activity of the Company or which make use of the Confidential Information or of facilities or equipment of the Company.

          "Person" means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company.

     17. I represent and warrant that my employment by the Company and the execution and performance of this Agreement will not breach or be in conflict with any other agreement to which I am a party or am bound. I will not disclose to or use on behalf of the Company, or induce the Company to use, any proprietary information of any previous employer of mine or other third party without that party's consent.

     18. This Agreement sets forth the entire agreement between me and the Company and supersedes all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the subject matter hereof; provided, however, that this Agreement shall not terminate or supersede any additional obligations I may have pursuant to any other agreement or under applicable law with respect to confidentiality, non-competition, assignment of rights to intellectual property or the like. In the event of conflict between this Agreement and any prior agreement between me and the Company, this Agreement shall govern. No deletion, addition, marking, notation or the like change to the body of this Agreement shall be of any force or effect and this Agreement shall be interpreted as if such change


                                      -B6-
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          had not been made. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by me and an expressly authorized officer of the Company. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect, it shall not affect any other provisions, and shall be construed by limiting it so as to be enforceable to the maximum extent permissible by law. Provisions of this Agreement shall survive any termination if so provided in this Agreement or if necessary or desirable to accomplish the purpose of other surviving provisions.

     19. Neither the Company nor I may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without my consent in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into any Person or transfer to any Person all or substantially all of the business, properties or assets of the Company or of any division or line of business of the Company with which I am at any time associated. This Agreement shall inure to the benefit of and be binding upon me and the Company, and each of our respective successors, executors, administrators, heirs, representatives and permitted assigns.

     20. I acknowledge and agree that this Agreement does not in any way obligate the Company to retain my services for a fixed period or at a fixed level of compensation; nor does it in any way restrict my right or that of the Company to terminate my employment at any time, with or without notice or cause.

     21. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company, successor or permitted assign to whose employ I may be transferred, without the necessity that this Agreement be re-signed at the time of such transfer.

     22. This is a Massachusetts contract and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

     23. In signing this Agreement, I give the Company assurance that I have read and understood all of its terms; that I have had a full and reasonable opportunity to consider its terms and to consult with any person of my choosing before signing; that I have not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement; and that I have signed this Agreement knowingly and voluntarily.

     24. CONFLICTS. In the event of any conflict between the provisions of this agreement and the provisions of the Employment Agreement, the provisions of the Employment Agreement will govern.





          Intending to be legally bound hereby, I have signed this Agreement under seal as of the day and year written below.


                                           Signature: /s/Glenn E. Deegan
                                                     ----------------------
                                           Printed Name:  Glenn E. Deegan

                                           Date: December 17, 2004


                                      -B8-

                                                                      SCHEDULE A

            LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP


                                                      IDENTIFYING NUMBER OR
            TITLE                   DATE                BRIEF DESCRIPTION
----------------------------   ------------     -------------------------------


















           X  No inventions or improvements
         ----


              Additional sheets attached
         ----

         Signature of Employee: /s/Glenn E. Deegan

         Date:  12/17/04



                                      -B9-

                                                                      SCHEDULE B

                      OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS

                               OF GLENN E. DEEGAN



         None.
















                                     -B10-